Filed Pursuant to Rule 424(b)(4)
Registration No. 333-252810

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 11, 2022)
10,000,000 Shares
Rush Street Interactive, Inc.
Class A Common Stock
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The selling holders identified in this prospectus supplement (the “selling holders”) are offering 10,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of Rush Street Interactive, Inc. (the “Company,” “we,” or “us”). We will not receive any proceeds from the sale of the stock to be offered by the selling holders.
The selling holders have granted the underwriters the option to purchase up to an additional 1,500,000 shares from the selling holders on the same terms and conditions noted below within 30 days of the date of this prospectus supplement. We will not receive any proceeds from the sale of our Class A Common Stock by the selling holders pursuant to any exercise of the underwriters’ option to purchase additional shares.
Our Class A Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “RSI.” The last reported closing sale price of our Class A Common Stock on the NYSE was $29.17 per share on May 5, 2026.
We have agreed to purchase from the underwriters 1,153,846 of the shares of our Class A Common Stock that are subject to this offering at a price per share equal to the price per share paid by the underwriters to the selling holders in this offering. The completion of the share repurchase is conditioned upon, among other things, the completion of this offering.

	Per Share	Total
Public offering price	$26.00	$260,000,000.00
Underwriting discounts and commissions(1)	$1.04	$10,400,000.00
Proceeds, before expenses, to the selling holders	$24.96	$249,600,000.00
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(1)    See “Underwriting” for a description of compensation payable to the underwriters.
INVESTING IN OUR CLASS A COMMON STOCK INVOLVES A NUMBER OF RISKS. SEE “RISK FACTORS” ON PAGE S-12 OF THIS PROSPECTUS SUPPLEMENT, ON PAGE 3 OF THE ACCOMPANYING PROSPECTUS AND INCLUDED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT, TO READ ABOUT FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR CLASS A COMMON STOCK.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of Class A Common Stock to purchasers on or about May 7, 2026.
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Joint Bookrunning Managers
Wells Fargo Securities	Morgan Stanley

Jefferies	Craig-Hallum	Macquarie Capital
Needham & Company	Oppenheimer & Co.

Co-Managers
Benchmark, a StoneX Company	Citizens Capital Markets	Oakvale Capital LLP
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The date of this prospectus supplement is May 5, 2026.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

PROSPECTUS
Neither we, the selling holders, nor the underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus, or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a
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solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of the date such information is presented. Our business, financial condition, and results of operations may have changed since the date such information was presented.
For investors outside the United States: neither we, the selling holders, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement, the accompanying prospectus, and any free writing prospectus form part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling holders named in a prospectus supplement may, from time to time, offer and sell our Class A Common Stock in one or more offerings or resales.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Class A Common Stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those statements made in the accompanying prospectus and documents incorporated by reference therein.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the accompanying prospectus.
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CERTAIN DEFINED TERMS

Unless otherwise stated in this prospectus supplement or the context otherwise requires, references to:

“Board” means the members of the board of directors of the Company.

    “Business Combination” means the acquisitions and transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of July 27, 2020, by and among dMY, RSILP, the Business Combination Sellers, the Sponsor and the Business Combination Sellers’ Representative, as amended and restated by the parties on October 9, 2020 and further amended on December 4, 2020.

    “Business Combination Closing” means the closing of the Business Combination.

    “Business Combination Closing Date” means December 29, 2020.

    “Business Combination Seller” means each of Rush Street Interactive GP, LLC, Greg and Marcy Carlin Family Trust, Gregory Carlin, Rush Street Investors, LLC, Neil G. Bluhm, NGB 2013 Dynasty Trust, Einar Roosileht, Richard Schwartz and Mattias Stetz.

“Business Combination Sellers’ Representative” means Rush Street Interactive GP, LLC, in its capacity as the Business Combination Sellers’ representative.

    “Charter” means the second amended and restated certificate of incorporation of the Company.

    “Class A Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

    “Class V Voting Stock” means the Class V Voting Stock of the Company, par value $0.0001 per share.
    “common stock” means, collectively, the Class A Common Stock and Class V Voting Stock.
“Company” refers (i) before the Business Combination, to dMY and (ii) immediately following the Business Combination, to Rush Street Interactive, Inc., as the context requires.
“Controlling Holders” refers collectively to Neil G. Bluhm and Richard Schwartz and their respective trusts and entities controlled or beneficially owned by them.
    “dMY” means, before the Business Combination, dMY Technology Group, Inc.

    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

    “Investor Rights Agreement” means the agreement, dated as of the Business Combination Closing Date, pursuant to which, among other things, the Sponsor has the right to nominate two directors to the Board and the

Business Combination Sellers have the right (i) to nominate the remaining directors of the Board, and (ii) to appoint up to three non-voting board observers to the Board, in each case subject to certain conditions.

“NYSE” means the New York Stock Exchange.

“Retained RSILP Units” means the 160,000,000 RSILP Units that were retained by the Business Combination Sellers pursuant to the Business Combination Agreement.

“RSILP” refers to Rush Street Interactive, L.P., a Delaware limited partnership.

“RSILP A&R LPA” means the Amended and Restated Agreement of Limited Partnership of RSILP.

“RSI GP” means RSI GP, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

“RSILP Units” means the equity interests of RSILP, following the transactions contemplated by the Business Combination.

“RSG” means Rush Street Gaming, LLC, a current affiliate of RSILP.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Limited Partner” means RSI ASLP, Inc., a wholly owned subsidiary of the Company that was formed in connection with the Business Combination.

“Sponsor” means the Company’s sponsor, dMY Sponsor, LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements depend upon events, risks and uncertainties that may be outside of our control. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected.
Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors” included elsewhere in this prospectus supplement and the accompanying prospectus and incorporated by reference. Any statements contained herein that are not statements of historical fact may be forward-looking statements.
•competition in the online casino, online sports betting and retail sports betting (i.e., such as within a bricks-and-mortar casino) industries is intense and, as a result, we may fail to attract and/or retain customers, which may negatively impact our operations, growth prospects and financial condition;
•economic downturns, such as recessions, inflation, and political and market conditions beyond our control, including a reduction in consumer discretionary spending, tariffs and trade wars, and sports leagues shortening, delaying or cancelling parts of their seasons or certain events due to external factors such as pandemics or international conflicts, could adversely affect our business, financial condition, results of operations and prospects;
•our growth prospects may suffer if we are unable to develop or maintain competitive offerings, if we fail to pursue additional offerings, if we lose any of our executives or other key employees or if we are unable to scale and support our information technology and other systems and platforms to meet the Company’s needs;
•our business is subject to a variety of U.S. and foreign laws (including the laws of Canada, Colombia, Mexico and Peru, where we have business operations), many of which are unsettled and still developing, and our growth prospects depend on the legal status of real-money gaming in various jurisdictions;
•failure to comply with regulatory requirements or, as necessary or appropriate, successfully obtain a license or permit applied for could adversely impact our ability to comply with licensing and regulatory requirements or to obtain or maintain licenses in other jurisdictions, or could cause financial institutions, online platforms, vendors and distributors to stop providing services to us;
•we rely on information technology and other systems and platforms (including reliance on third-party providers to validate the identity and location of our customers and to process customer deposits and withdrawals), and any breach or disruption of such systems or platforms could compromise our networks and the information stored there could be accessed, disclosed, lost, corrupted or stolen;

•until fairly recently, we have had a history of losses (calculated in accordance with accounting principles generally accepted in the United States) and may incur losses in the future;
•certain of our officers and directors may allocate their time to other businesses such as RSG and potentially have conflicts of interest with our business;
•we license certain trademarks and domain names from RSG and its affiliates, and RSG’s and its affiliates’ use of such trademarks and domain names, or failure to protect or enforce our intellectual property rights, could harm our business, financial condition, results of operations and prospects;
•we currently, and will likely continue to, rely on licenses and service agreements to use the intellectual property rights and technology of related or third parties that are incorporated into or used in our products and services;
•the timing, amount, duration and utilization of the Company’s stock repurchase program; and
•other factors detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“2025 Annual Report”) and from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
Due to the uncertain nature of these factors, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any of these statements to reflect events or circumstances occurring after the date of this prospectus supplement. New factors may emerge, and it is not possible to predict all factors that may affect our business and prospects.

SUMMARY OF THE PROSPECTUS SUPPLEMENT
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our Class A Common Stock. For a more complete understanding of us and this offering, you should read and carefully consider the entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein carefully, including the “Risk Factors” in our 2025 Annual Report which is incorporated by reference in this prospectus supplement and accompanying prospectus, the consolidated financial statements and related notes and other information that we incorporate by reference herein, including our 2025 Annual Report and any subsequent Quarterly Reports on Form 10-Q. Some of the statements in this prospectus supplement are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Unless the context indicates otherwise, references to “the Company,” “we,” “us” and “our” refer to Rush Street Interactive, Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination. The term “selling holders” refers collectively to certain of the trusts and entities controlled or beneficially owned by Neil G. Bluhm, Richard Schwartz and Mattias Stetz.
The Company
We are a leading online gaming and entertainment company that focuses primarily on online casino and online sports betting in the U.S., Canadian and Latin American markets. Our mission is to engage and delight players by delivering friendly, fun and fair betting experiences. In furtherance of this mission, we strive to create an online community for our customers where we are transparent and honest, treat our customers fairly, show them that we value their time and loyalty, and listen to feedback. We also endeavor to implement industry leading responsible gaming practices and provide our customers with a cutting-edge online gaming platform and exciting, personalized offerings that will enhance their user experience.
We provide our customers with an array of leading gaming offerings such as real-money online casino, online sports betting and retail sports betting (i.e., sports betting services provided at bricks-and-mortar locations), as well as social gaming, which involves free-to-play games that use virtual credits that users can earn or purchase (where permitted). We launched our first social gaming website in 2015 and began accepting real-money bets in the United States in 2016. Currently, we offer real-money online casino, online sports betting and/or retail sports betting in 16 U.S. states and four international markets, as outlined in the table below.

Jurisdiction	Online Casino	Online Sports Betting	Retail Sports Betting
Domestic:
Arizona		✓
Colorado		✓
Delaware	✓	✓
Illinois		✓	✓
Indiana		✓	✓
Iowa		✓
Louisiana		✓
Maryland		✓	✓
Michigan	✓	✓	✓
New Jersey	✓	✓
New York		✓	✓
Ohio		✓
Pennsylvania	✓	✓	✓
Virginia		✓	✓
Washington			✓
West Virginia	✓	✓

International:
Colombia	✓	✓
Ontario (Canada)	✓	✓
Mexico	✓	✓
Peru	✓	✓
Our real-money online casino and online sports betting offerings are generally provided under our BetRivers and PlaySugarHouse brands in the United States and Canada and under our RushBet brand in Latin America (which includes Mexico). We operate and/or support retail sports betting for our bricks-and-mortar partners primarily under their respective brands. Many of our social gaming offerings are marketed under our partners’ brands, although we offer social gaming under our own brands as well. Our decision about what brand or brands to use is market- and partner-specific, and is based on brand awareness, market research, marketing efficiency and applicable gaming rules and regulations.
For a more fulsome description of our business, please refer to Part I, Item 1, “Business” in our 2025 Annual Report, which is incorporated herein by reference, as amended by any subsequent amendment or any report filed for the purpose of updating that description.
Share Repurchase
    We have agreed to purchase from the underwriters 1,153,846 shares of our Class A Common Stock that are subject to this offering at a price per share equal to the price per share paid by the underwriters to the selling holders in this offering. The completion of the share repurchase is conditioned upon, among other things, the completion of this offering. We refer to this repurchase as the “share repurchase.” The share repurchase is part of our existing stock repurchase program initially approved by our Board on October 24, 2024. Prior to giving effect to the share repurchase, we had $42.4 million available for repurchases of Class A Common Stock under our stock repurchase program. We intend to fund the share repurchase with cash on hand. The closing of the share repurchase is contingent on the closing of this offering. Upon the closing of this offering, the Company's existing stock repurchase program will be replaced by a new $100 million stock repurchase program approved by our Board in connection with this offering.
Risk Factors Summary
There are a number of risks related to our business and our securities. You should carefully consider all the information presented in the section entitled “Risk Factors” in this prospectus. Some of the principal risks related to our business include the following:
•Competition in the online and retail sports betting and online gaming industry is intense and, as a result, we may fail to attract and retain customers, which may negatively impact our operations and growth prospects.
•Our projections, including for revenues, market share, expenses and profitability, are subject to significant risks, assumptions, estimates and uncertainties and may therefore differ materially from our expectations.
•Our operating results may vary, which may make future results difficult to predict with certainty.
•Recruitment and retention of our employees, including certain key employees, is vital to growing our business and meeting our business plans. Losing any of our executives or other key employees could harm our business.
•Clear errors in posting sports betting odds or event information have occurred occasionally, resulting in large liabilities. To date, general industry practice has been to void bets associated with such clear errors or to correct the odds. It cannot be assured that in every case of such clear error regulators will continue to approve the voiding of such errors.
•The success of existing or future online offerings, including win or hold rates, depends on a variety of factors and is not completely controlled by us.
•We rely on strategic relationships with local partners such as casinos, lotteries, Native American tribes or professional sports teams to be able to provide our offerings in certain jurisdictions. If we cannot establish and manage relationships with these partners, our business, financial condition, results of operations and prospects could be adversely affected.
•Our current and projected performance relies heavily upon continued compatibility and interoperability among our app, platform and the major mobile operating systems, distribution of our offerings on third-party platforms and high-bandwidth data capabilities. Disruptions in the availability of these may negatively impact our business, financial conditions, results of operations and prospects.
•Due to the nature of our business, we are subject to taxation in numerous jurisdictions and changes in, or new interpretation of, tax laws, tax rulings or their application by tax authorities could result in additional tax liabilities and could materially affect our business, financial condition, results of operations and prospects.
•Our business is subject to numerous U.S. and foreign laws and regulations, many of which are unsettled and still developing. Any change in laws, rules or regulations or their interpretation, or the regulatory climate applicable to our business and offerings, could adversely impact our ability to operate our business, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
•Our growth prospects depend on the legality of real-money gaming in various jurisdictions, and legalization may not occur in as many jurisdictions as we expect, may occur at a slower pace than we anticipate or may be accompanied by restrictions or taxes that make it impracticable or less attractive to operate, which could adversely affect our future results of operations and make it more difficult to meet our financial performance expectations.
•Failure to comply with regulatory requirements or to successfully obtain a license or permit applied for could adversely impact our ability to comply with licensing and regulatory requirements or to obtain or maintain licenses in other jurisdictions, or could cause financial institutions, online platforms and distributors to stop providing services to us.
•Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breaches due to human error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, corrupted or stolen, which could result in legal claims or proceedings, liability under applicable privacy and data protection laws, regulatory penalties, disruption of our operations and offerings, reputational damage, and a loss of confidence in our products and services, each of which could adversely affect our business, financial condition, results of operations and prospects.
•We rely on information technology and other systems and platforms, and failures, errors, defects or disruptions therein could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects. Further, our offerings, online gaming platform and other software applications and systems, and certain third-party platforms that we use could contain undetected errors.
•We rely on licenses and other agreements to use the intellectual property rights of affiliated and third parties that are incorporated into or used in our offerings. Failure to renew or expand existing licenses or other agreements may require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition, results of operations and prospects.
•The Tax Receivable Agreement (the “TRA”), requires the Special Limited Partner to pay to Rush Street Interactive GP, LLC, in its capacity as the sellers’ representative of the Controlling Holders and the other holders of equity interests of RSILP under the Business Combination Agreement, and/or the exchanging holders of RSILP Units, as applicable, 85% of the net income tax savings that we and our consolidated subsidiaries (including the Special Limited Partner) realize as a result of increases in tax basis in RSILP’s assets related to the transactions contemplated under the Business Combination Agreement and the future exchange of the Retained RSILP Units (for shares of Class A Common Stock (or cash) pursuant to the RSILP A&R LPA and tax benefits related to entering into the TRA, including tax benefits attributable to payments under the TRA, and those payments may be substantial.
These and other risks are more fully described in the section entitled “Risk Factors” in this prospectus, in our 2025 Annual Report and in any subsequently filed Quarterly Reports on Form 10-Q, or in other SEC filings incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected. As a result, you could lose all or part of your investment in our securities.
Background, the Business Combination and Corporate Information
Rush Street Interactive, Inc., a Delaware corporation, was initially a blank check company called dMY Technology Group, Inc., which was incorporated as a Delaware corporation on September 27, 2019. dMY was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. dMY completed its initial public offering in February 2020 and prior to the Business Combination, the Company was a “shell company” as defined under the Exchange Act because it had no operations and nominal assets consisting almost entirely of cash.
On July 27, 2020, dMY entered into the Business Combination Agreement with RSILP, the Business Combination Sellers, the Sponsor, and the Business Combination Sellers’ Representative. The parties amended and restated the Business Combination Agreement on October 9, 2020 and further amended the business combination agreement on December 4, 2020. On December 29, 2020, the Business Combination was completed, and the Company became organized in an umbrella partnership–C corporation (Up-C) structure, in which substantially all of the assets of the Company are held by RSILP, and the Company’s only assets is its equity interests in RSILP (which is held indirectly through the Special Limited Partner and RSI GP, which is a wholly-owned subsidiary of the Company). At the Business Combination Closing, dMY changed its name to “Rush Street Interactive, Inc.”
The mailing address of our principal executive office is 900 N. Michigan Avenue, Suite 950, Chicago, Illinois 60611. Our telephone number is (773) 893-5855. Our website is www.RushStreetInteractive.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of or incorporated by reference into this prospectus supplement, and you should not consider any information found on, or that can be accessed from or that is hyperlinked to, our website as part of this prospectus supplement or in deciding whether to purchase our Class A Common Stock.
Additional information about us is included in documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

THE OFFERING

Class A Common Stock offered by the selling holders	10,000,000 shares.
Option to purchase additional shares of Class A Common Stock
The selling holders have granted the underwriters a 30-day option from the date of this prospectus supplement to purchase up to 1,500,000 additional shares of Class A Common Stock at the public offering price, less underwriting discounts and commissions.

Class A Common Stock outstanding	104,107,419 shares of Class A Common Stock outstanding as of May 4, 2026.
Voting rights	Holders of our Class A Common Stock are each entitled to one vote per share.
Voting power held by public stockholders immediately after giving effect to this offering	53% (or 53.7% shares if the underwriters exercise in full their option to purchase additional shares of Class A Common Stock).
Voting power held by the Controlling Holders immediately after giving effect to this offering	47.0% (or 46.3% shares if the underwriters exercise in full their option to purchase additional shares of Class A Common Stock).
Use of proceeds
We will not receive any of the proceeds from the sale of the shares of Class A Common Stock by the selling holders in this offering, including any shares the selling holders may sell pursuant to the underwriters’ option to purchase additional shares of our Class A Common Stock. See “Use of Proceeds.”

Share Repurchase
We have agreed to purchase from the underwriters 1,153,846 shares of our Class A Common Stock that are subject to this offering at a price per share equal to the price per share paid by the underwriters to the selling holders in this offering. The closing of the share repurchase is contingent on the closing of this offering.

Dividend policy
We have not paid any cash dividends on our shares of Class A Common Stock to date and do not anticipate paying any cash dividends for the foreseeable future. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition as well as general business conditions. The payment of any cash dividends will be within the discretion of the Board at such time. See “Dividends” in the accompanying prospectus.

NYSE Ticker Symbol	Class A Common Stock: “RSI”
Risk factors
You should read the “Risk Factors” section of this prospectus supplement and accompanying prospectus, including the risk factors under the heading “Risk Factors” included in our 2025 Annual Report which is incorporated by reference into this prospectus supplement for a discussion of factors to consider carefully before deciding to invest in shares of our Class A Common Stock.

The number of shares of Class A Common Stock to be outstanding following this offering is based on 104,107,419 shares of Class A Common Stock outstanding as of May 4, 2026, and excludes:
•2,640,922 shares of Class A Common Stock issuable upon the exercise of time-based stock options issued with a weighted average exercise price of $5.38 per share;
•3,136,201 shares of Class A Common Stock issuable upon vesting and settlement of time-based restricted stock units (“RSUs”); and
•1,975,064 shares of Class A Common Stock issuable upon vesting and settlement of RSUs with market or performance conditions, assuming achievement at 100% of target (“PSUs”).
Unless otherwise indicated, all information in this prospectus supplement assumes (i) no issuance of shares of Class A Common Stock upon vesting and settlement of RSUs or PSUs after May 4, 2026 and (ii) no exercise by the underwriters of their option to purchase additional shares of Class A Common Stock.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described below, and under the heading “Risk Factors” in our 2025 Annual Report and in any subsequently filed Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus supplement or accompanying prospectus or incorporated by reference herein or therein. The risks so described are not the only risks facing the Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. Furthermore, the trading price of our Class A Common Stock could decline due to any of these risks, and you may lose all or part of your investment.
Risks Related to our Class A Common Stock and this offering
The trading price of our Class A Common Stock could be volatile and subject to wide fluctuations in response to various factors, and the market price of our securities may decline after this offering.
Fluctuations in the price of our Class A Common Stock could contribute to the loss of all or part of your investment. Even if an active market for our Class A Common Stock continues, the trading price of our Class A Common Stock could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our Class A Common Stock and our Class A Common Stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our Class A Common Stock may not recover and may experience a further decline.
Factors affecting the trading price of our Class A Common Stock may include:
•success of our competitors, and actual or anticipated fluctuations in our financial results or those of companies perceived to be similar to us;
•changes in the market’s expectations about our operating results, changes in securities analysts’ financial estimates and recommendations concerning us or the industries in which we operate in general, or our operating results failing to meet the expectation of securities analysts or investors in a particular period;
•lack of adjacent competitors;
•operating and stock price performance of other companies that investors deem comparable to us;
•our ability to market new and enhanced products on a timely basis;
•changes in laws and regulations affecting our business;
•commencement of, or involvement in, litigation involving us;
•changes in our capital structure, such as future issuances of securities or the incurrence of third-party debt;
•the volume of shares of our Class A Common Stock available for public sale;
•any major change in our Board or management;
•the timing, amount or duration of the Company’s stock repurchase program;

•sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
•general economic and political conditions such as recessions, inflation, changes in tariffs, interest rates, actual or perceived instability in the global banking sector, currency fluctuations, pandemics and acts of war or terrorism.
In particular, we cannot assure you that you will be able to resell your shares of Class A Common Stock at or above the public offering price. Stock markets have experienced extreme volatility in recent years that has been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A Common Stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against the affected company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which could materially and adversely affect our business, financial position, results of operations, and cash flows.
An active, liquid trading market for our Class A Common Stock may not be sustained.
Although our Class A Common Stock is currently quoted on the NYSE under the symbol “RSI,” an active trading market for our shares may not be sustained. Accordingly, if an active trading market for our Class A Common Stock is not maintained, the liquidity of our Class A Common Stock , your ability to sell your shares of our Class A Common Stock when desired and the prices that you may obtain for your shares of Class A Common Stock will be adversely affected.
Future sales of shares by us or our existing stockholders could cause our stock price to decline.
Sales of substantial amounts of our Class A Common Stock in the public market following this offering, or the perception that these sales could occur, could cause the market price of our Class A Common Stock to decline. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
All of the Class A Common Stock shares to be sold in this offering will be immediately tradable without restriction under the Securities Act, except for any shares held by “affiliates,” as that term is defined in Rule 144 under the Securities Act (“Rule 144”).
We are also party to the Investor Rights Agreement with certain investors pursuant to which the shares of our Class A Common Stock held by them will be eligible for resale, subject to certain limitations set forth therein.
On March 8, 2021 and June 2, 2023, we also filed registration statements on Form S-8 under the Securities Act to register the shares of Class A Common Stock to be issued under our Equity Incentive Plan. As a result, all shares of Class A Common Stock acquired upon the vesting of RSUs, PSUs and other securities convertible or exchangeable into shares of Class A Common Stock granted under our Equity Incentive Plan will be freely tradable under the Securities Act, subject to the terms of the lock-up agreements, unless purchased by our affiliates.
Shares held by the Controlling Holders (other than those contemplated to be sold in this offering), our executives and our directors are subject to customary lock-up agreements to be entered into by us, the selling holders, our executive officers and directors. Under such lock-up agreements, they have agreed not to, among other things and subject to certain exceptions, offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, enter into any swap or other similar agreement, arrangement or transaction, lend, or otherwise transfer or dispose of, directly or indirectly, any of our securities that are substantially similar to the securities offered hereby, without the prior written consent of the Representatives (as defined below in the section entitled "Underwriting") on behalf of the underwriters, for a period of 180 days after the date of this prospectus supplement for the selling holders and 45 days for executive officers and directors who are not selling holders. The Representatives, on behalf of the underwriters, may waive any restrictions under such lock-up agreement in their sole discretion at any time.
Because we have no current plans to pay regular cash dividends on our Class A Common Stock following this offering, you may not receive any return on investment unless you sell your Class A Common Stock for a price greater than that which you paid for it.
We do not anticipate paying any regular cash dividends on our Class A Common Stock following this offering. The payment of future dividends on the shares of our Class A Common Stock will depend on the financial condition of the Company and will be subject to the discretion of the Board. There can be no guarantee that cash dividends will be declared. The ability of the Company to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by the Company or any of its subsidiaries from time to time. Therefore, any return on investment in our Class A Common Stock is solely dependent upon the appreciation of the price of our Class A Common Stock on the open market, which may not occur.

USE OF PROCEEDS
The selling holders are selling all of the Class A Common Stock being sold in this offering, including any shares of Class A Common Stock sold upon the exercise of the underwriters’ option to purchase additional shares. Accordingly, we will not receive any proceeds from the sale of shares of our Class A Common Stock being sold in this offering. We will bear the costs associated with the sale of the shares in this offering by the selling holders, other than underwriting discounts and commissions. See “Underwriting” and “Selling Holders.”

SELLING HOLDERS
The following table details the name of each selling holder, the number of shares of our Class A Common Stock and Class V Voting Stock beneficially owned by the selling holder, and the number of shares of our Class A Common Stock being offered by the selling holder for sale under this prospectus supplement. The percentage of shares of our Class A Common Stock and Class V Voting Stock beneficially owned by the selling holder both prior to and following the offering of securities pursuant to this prospectus supplement is based on 104,107,419 shares of our Class A Common Stock and 128,620,679 shares of our Class V Voting Stock outstanding as of May 4, 2026. Pursuant to our Charter, each share of Class A Common Stock and each share of Class V Voting Stock, representing a non-economic interest in the Company, entitle the holder to one vote per share.
Except for the ownership of the shares of Class A Common Stock and Class V Voting Stock, the selling holders have not had any material relationship with us within the past three years, unless otherwise indicated in “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed on April 24, 2026 and included in “Item 8. Financial Statements and Supplementary Data—Note 12. Related Parties” in our 2025 Annual Report.
The following table and footnotes set forth information with respect to the beneficial ownership of our Class A Common Stock and Class V Voting Stock by each of the selling holders. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Unless noted otherwise, the address of each beneficial owner listed in the table below is c/o Rush Interactive Inc., 900 N. Michigan Avenue, Suite 950, Chicago, Illinois 60611.

	Shares of Common Stock Beneficially Owned Prior To this Offering							Shares of Common Stock Beneficially Owned After this Offering
Name of Selling Holder	Shares of Class A Common Stock	% of Class A Common Stock Outstanding	Shares of Class V Voting Stock(1)	% of Class V Voting Stock Outstanding(1)	% of Combined Voting Power(2)	Shares of Class A Common Stock Offered hereby Assuming the Underwriters’ Option is Not Exercised	Shares of Class A Common Stock Offered hereby Assuming the Underwriters’ Option is Exercised in Full	Shares of Class A Common Stock Assuming the Underwriters’ Option is Not Exercised	% of Shares of Class A Common Stock Assuming the Underwriters’ Option is Not Exercised	Shares of Class A Common Stock Assuming the Underwriters’ Option is Exercised in Full	% of Shares of Class A Common Stock Assuming the Underwriters’ Option is Exercised in Full	Shares of Class V Voting Stock Assuming the Underwriters’ Option is Not Exercised(1)	% of Shares of Class V Voting Stock Assuming the Underwriters’ Option is Not Exercised(1)	Shares of Class V Voting Stock Assuming the Underwriters’ Option is Exercised in Full(1)	% of Shares of Class V Voting Stock Assuming the Underwriters’ Option is Exercised in Full(1)	% of Combined Voting Power Assuming the Underwriters’ Option is Not Exercised(2)	% of Combined Voting Power Assuming the Underwriters’ Option is Exercised in Full(2)
Neil G. Bluhm(3)	795,647	*	109,801,777	85.4%	47.5%	9,141,000	10,512,150	795,647	*	795,647	*	100,660,777	84.9%	99,289,627	84.8%	43.6%	43.0%
Richard Schwartz (4)	1,191,649	1.1%	7,392,689	5.7%	3.7%	710,000	816,500	1,191,649	1.0%	1,191,649	1.0%	6,682,689	5.6%	6,576,189	5.6%	3.4%	3.3%
Mattias Stetz(5)	492,262	*	1,312,078	1.0%	*	149,000	171,350	492,262	*	492,262	*	1,163,078	1.0%	1,140,728	1.0%	*	*

* less than 1%
(1)Class V Voting Stock represents a non-economic interest in the Company and entitles the holder thereof to one vote per share. Subject to the terms and limitations of the RSILP A&R LPA, up to four times per calendar year, the RSILP Units, together with an equal number of shares of Class V Voting Stock, are exchangeable for shares of Class A Common Stock on a one-for-one basis. For each RSILP Unit exchanged, one share of Class V Voting Stock will be cancelled and one share of Class A Common Stock will be issued to the exchanging holder.
(2)Represents the percentage of voting power of the holders of Class A Common Stock and Class V Voting Stock voting together as a single class.
(3)Represents the aggregate number of shares of Class A Common Stock and Class V Voting Stock held of record by Neil G. Bluhm in his individual capacity, the NGB 2013 Grandchildren’s Dynasty Trust, the NGB 2016 Revocable Trust and Rush Street Interactive GP, LLC, of which Mr. Bluhm is a manager and controls 81% of the voting interests in that entity.
(4)Represents the aggregate number of shares of Class A Common Stock and Class V Voting Stock held of record by Richard Schwartz individually, the Richard T. Schwartz Trust, of which Mr. Schwartz is the trustee, the Lori R. Schwartz 2025 Gift Trust, of which Mr. Schwartz is the trustee, and the Richard T. Schwartz 2024 Gift Trust, of which Mr. Schwartz's spouse is the trustee. Mr. Schwartz is the Chief Executive Officer and a member of the Board. Mr. Schwartz was previously the Company’s President.
(5)    Represents the aggregate number of shares of Class A Common Stock and Class V Common Stock held by Mattias Stetz individually, Mr. Stetz’s spouse, the Sona Trust, of which Mr. Stetz is the trustee, and the OAN Trust, of which Mr. Stetz’s spouse is the trustee. Mr. Stetz is the Chief Operating Officer of the Company.

UNDERWRITING

We, the selling holders and Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named below (the “Representatives”), have entered into an underwriting agreement with respect to the shares of Class A Common Stock being offered. Subject to certain terms and conditions, the underwriters have severally agreed to purchase the number of shares of Class A Common Stock indicated in the table below from the selling holders at a price of $24.96 per share, which will result in $249,600,000 of proceeds to the selling holders before expenses.

Underwriters	Number of Shares
Wells Fargo Securities, LLC	4,268,293
Morgan Stanley & Co. LLC	3,353,659
Jefferies LLC	602,439
Craig-Hallum Capital Group LLC	285,366
Macquarie Capital (USA) Inc.	285,366
Needham & Company, LLC	285,366
Oppenheimer & Co. Inc.	285,366
The Benchmark Company, LLC	221,951
Citizens JMP Securities, LLC	221,951
Oakvale Capital LLP	190,243
Total	10,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have committed to purchase all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy on a pro rata basis up to 1,500,000 additional shares of Class A Common Stock from the selling holders at the public offering price less the underwriting discounts and commissions. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any additional shares of Class A Common Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling holders.

	No exercise of option	Full exercise of option
Per Share(1)	$1.04	$1.04
Total	$10,400,000	$11,960,000

(1)The underwriting fee is equal to the public offering price per share of Class A Common Stock less the amount paid by the underwriters to the selling holders per share of Class A Common Stock. The underwriting fee is $1.04 per share.
Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. After the offering of shares to which this prospectus supplement relates, the underwriters may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The Company and its executive officers, directors, and the selling holders have agreed that, without the prior written consent of the Representatives, on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to or cause any affiliate to, during the period ending (i) 60 days after the date of this prospectus with respect to the Company, (ii) 180 days after the date of this prospectus with respect to Neil G. Bluhm, Richard Schwartz, Mattias Stetz and the other selling holders and (iii) 45 days after the date of this prospectus with respect to the executive officers and directors who are not selling holders (each respective period, the “Lock-up Period”):
•offer, pledge, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any common stock, preferred stock or other capital stock; or
•enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for any common stock, preferred stock or other capital stock, whether any such transaction described above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of the Representatives on behalf of the underwriters, we or such other person will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act, of any shares of common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for common stock, preferred stock or other capital stock. Additionally, we agree that we will not file or cause the filing of any registration statement under the Securities Act with respect to any common stock or other capital stock or any securities convertible into or exercisable or exchangeable for any common stock or other capital stock other than any Rule 462(b) registration statement filed to register the Class A Common Stock to be sold to the Underwriters pursuant to the underwriting agreement.
The restrictions described in the immediately preceding paragraph do not apply to the officers, directors, and the selling holders under certain circumstances, including transfers of any common stock, preferred stock or other capital stock or any securities convertible into or exchangeable or exercisable for common stock, preferred stock or other capital stock:
(1)if such lock-up party is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on such lock-up party’s death, in each case to any member of the immediate family (as defined below) of the lock-up party or to a trust the beneficiaries of which are exclusively the lock-up party or members of the lock-up party’s immediate family, or as a bona fide gift or gifts to a charity or educational institution;

(2)to a corporation, partnership, limited liability company or other entity of which the lock-up party and the immediate family of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(3)by operation of law, such as pursuant to a merger, acquisition, reorganization, qualified domestic order, divorce settlement, divorce decree or separation agreement or other order of a court or regulatory authority;

(4)to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or
“cashless” exercise) that are scheduled to expire or automatically vest during the Lock-Up Period, including any transfer to the Company for the payment of exercise price, tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or other rights, or in connection with the conversion of convertible securities, in all such cases pursuant to equity awards granted under a stock incentive plan or other equity award plan, or pursuant to the terms of convertible securities, provided that any securities received upon such vesting, settlement, exercise or conversion shall be subject to the terms of the lock-up agreement;

(5)transactions relating to shares of common stock acquired in open market transactions after the completion of this offering;
(6)to the Company pursuant to equity award agreements or other contractual arrangements providing for the right of said repurchase in connection with the termination of the lock-up party's employment or service with the Company;
(7)pursuant to the exercise of an option to purchase common stock in connection with the termination or expiration of such option pursuant to its terms, provided that any shares of common stock received upon such exercise shall be subject to the terms of the lock-up agreement;
(8)pursuant to a plan that complies with Rule 10b5-1 under the Exchange Act that has been entered into by the lock-up party prior to the date of this prospectus supplement;
(9)facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during the Lock-Up Period;

(10)pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company's capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger consolidation or other such transaction is not completed, the securities of the Company held by the lock-up party shall remain subject to the provisions of the lock-up agreement, and
(11)to the underwriters pursuant to the underwriting agreement;
provided, however, that:
a.in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of the lock-up agreement described herein (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the lock-up party and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives,
b.in the case of a transfer pursuant to clause (1) above, if the lock-up party is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for common stock, preferred stock or other capital stock by the lock-up party during the Lock-Up Period, the lock-up party shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the lock-up party’s death, as the case may be,
c.in the case of a transfer pursuant to clause (5) above, no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock, preferred stock or other capital stock or any securities convertible into or exercisable or exchangeable for common stock, preferred stock or other capital stock shall be required to be made during the Lock-Up Period,
d.in the case of a transfer pursuant to clause (2), (3), (4), (6), (7), (8) or (9) above, any filing under Section 16(a) of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in such clause (2), (3), (4), (6), (7), (8) or (9), and
e.in the case of a transfer pursuant to clause (1)-(10) above, no voluntary filing with the SEC or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period.
The restrictions above do not apply to us in certain circumstances, including:
•the issuance of shares, and options to purchase shares, of common stock pursuant to (i) stock option plans, stock purchase or other equity incentive plans, or (ii) the Amended and Restated Agreement of Limited Partnership of Rush Street Interactive, LP, dated as of December 29, 2020, as amended, in each case described herein, as those plans are in effect on the date of the underwriting agreement;
•the issuance of shares of common stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (i) in the bullet above, as those plans are in effect on the date of the underwriting agreement, or upon the exercise of warrants outstanding on the date of the underwriting agreement, as those warrants are in effect on the date of the underwriting agreement;
•the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; or
•the issuance, offer or entrance into an agreement providing for the issuance of up to 10% of the total number of shares of common stock outstanding immediately following this offering in acquisitions or other strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters in substantially the form of the lock-up agreement described herein.
Our Class A Common Stock is quoted on the NYSE under the symbol “RSI.”
In connection with the offering, the underwriters may purchase and sell shares of our Class A Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above.

“Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A Common Stock made by the underwriters in the open market prior to the completion of the offering.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Class A Common Stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchases Class A Common Stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the Class A Common Stock which may stabilize, maintain or otherwise affect the market price of the Class A Common Stock. As a result, the price of the Class A Common Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
We will bear the costs associated with the sale of the shares of Class A Common Stock in this offering by the selling holders, other than underwriting discounts and commissions. The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $500,000. The underwriters have agreed to reimburse certain of our expenses in connection with the offering.
A prospectus and/or free writing prospectus in electronic format may be made available on the web site maintained by the underwriters participating in the offering. The underwriters may agree to allocate a number of shares for sale to their online brokerage account holders.
We and the selling holders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Other Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. The underwriters and their affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. The underwriters or their affiliates may have an indirect ownership interest in us through various private equity funds, including the selling holders.
In the ordinary course of their various business activities, the underwriters and their affiliates, officers, directors, and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.
Selling Restrictions
European Economic Area
The Class A Common Stock are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for the Class A Common Stock. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Class A Common Stock or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Class A Common Stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Class A Common Stock in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Class A Common Stock. This prospectus supplement, together with the accompanying prospectus, is not a prospectus for the purposes of the Prospectus Regulation.
In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.
The above selling restriction is in addition to any other selling restrictions set out below.
United Kingdom
Each underwriter has represented and agreed that it has not made and will not make an offer of Class A Common Stock which are the subject of this prospectus supplement to the public in the United Kingdom except that it may make an offer at any time:
(a)    to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;
(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs) in the United Kingdom subject to obtaining the prior consent of the representative for any such offer; or
(c)    in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.
For the purposes of this provision, the expression an offer of shares to the public in relation to any Class A Common Stock means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to buy or subscribe for the shares and the expression “POATRs” means the Public Offers and Admissions to Trading Regulations 2024.
Canada

The Class A Common Stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Class A Common Stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Japan
The Class A Common Stock has not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Hong Kong
Our Class A Common Stock may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to our Class A Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the Class A Common Stock or cause the Class A Common Stock to be made subject of an invitation for subscription or purchase and will not offer or sell Class A Common Stock or cause the Class A Common Stock to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Class A Common Stock, whether directly or indirectly, to any person in Singapore other than (1) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (2) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following discussion is a summary of certain material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock sold pursuant to this prospectus supplement but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case as in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to those discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion assumes that any distributions made by us on our common stock and any consideration received by a holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars. This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to persons subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the U.S.;
•persons subject to the alternative minimum tax;
•persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•real estate investment trusts or regulated investment companies;
•brokers, dealers, or traders in securities;
• “controlled foreign corporations”, “passive foreign investment companies”, and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•persons that own, or are deemed to own, more than five percent (by vote or value) of our common stock (except to the extent specifically set forth below);

• “qualified foreign pension funds” (within the meaning of Section 897(l)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds); and
•tax-qualified retirement plans.
If any partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER ANY U.S. FEDERAL NON-INCOME TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “United States person” nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the U.S.;
•a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
As described in the section entitled “The Offering,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a non-taxable return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, backup withholding, and the Foreign Account Tax Compliance Act, dividends paid to a Non-U.S. Holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes to the applicable withholding agent prior to the payment of dividends a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such dividends are attributable), the Non-U.S. Holder generally will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S.
Any such effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person, subject to an applicable income tax treaty providing otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected dividends. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
Subject to the discussion below on backup withholding and the Foreign Account Tax Compliance Act, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the U.S. to which such gain is attributable);
•the Non-U.S. Holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our common stock constitutes a U.S. real property interest (“USRPI”), by reason of our status as a USRPHC for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the Non-U.S. Holder’s disposition of our common stock and (2) the Non-U.S. Holder’s holding period for our common stock. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a United States person, subject to an applicable income tax treaty providing otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such effectively connected gain.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may generally be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the U.S.), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock would not be subject to U.S. federal income tax if our common stock is “regularly traded on an established securities market,” as defined by applicable Treasury Regulations, and such Non-U.S. Holder owned, actually and constructively, five percent or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose. If we were to become a USRPHC and our common stock were not considered to be “regularly traded” on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such Non-U.S. Holder (regardless of the percentage of common stock owned) would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock at generally applicable U.S. federal income tax rates and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person, or the Non-U.S. Holder otherwise establishes an exemption. If a Non-U.S. Holder does not provide the certification described above or the applicable withholding agent has actual knowledge or reason to know that such Non-U.S. Holder is a United States person, payments of dividends or of proceeds of the sale or other taxable disposition of our common stock generally will be subject to backup withholding at a rate currently equal to 24% of the gross proceeds of such dividend, sale, or taxable disposition. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Holders should consult their tax advisors regarding information reporting and backup withholding.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or nonfinancial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each direct and indirect substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Under the Code, applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. The U.S. Department of the Treasury released proposed regulations (which may be relied upon by taxpayers until final regulations are issued), which eliminate FATCA withholding on the gross proceeds from a sale or other disposition of our common stock.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

LEGAL MATTERS
The validity of the issuance of our Class A Common Stock offered by this prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus supplement, over the Internet at the SEC’s website at www.sec.gov.
Our website address is www.RushStreetInteractive.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This registration statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement and the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference:
•our 2025 Annual Report;
•our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed on April 29, 2026; and
•the description of our securities registered under Section 12 of the Exchange Act, filed as Exhibit 4.2 to our Annual Report on Form 10-K filed with the SEC on March 7, 2024, and any subsequent amendment or any report filed for the purpose of updating such description.
In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until this offering is completed or terminated, will be considered to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information. Any statement so updated or superseded will not be deemed, except as so updated or superseded, to constitute a part of this prospectus supplement.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above that have been incorporated by reference into this prospectus supplement and accompanying prospectus. You should direct requests for those documents to the following address:
Rush Street Interactive, Inc.
900 N. Michigan Avenue, Suite 950
Chicago, IL 60611
Attention: Corporate Secretary
Telephone: (312) 915-2815
Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus supplement and accompanying prospectus.

PRELIMINARY PROSPECTUS

Rush Street Interactive, Inc.
168,321,808 Shares of Class A Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling holders identified in this prospectus (the “Selling Holders”), or their permitted transferees, of up to 168,321,808 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”).

This prospectus provides you with a general description of such securities and the general manner in which the Selling Holders may offer or sell the securities. More specific terms of any securities that the Selling Holders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Holders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell, as applicable, any of the securities. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “RSI”. On September 27, 2022, the closing price of our Class A Common Stock was $3.95 per share.

We are an “emerging growth company” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 11, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The Selling Holders may use the shelf registration statement to sell up to an aggregate of 168,321,808 shares of Class A Common Stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Holders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Holders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement, any free writing prospectus we have prepared or the documents incorporated by reference herein. We and the Selling Holders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or in the documents incorporated by reference herein is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On December 29, 2020 (the “Business Combination Closing Date”), Rush Street Interactive, Inc. (formerly known as dMY Technology Group, Inc.) consummated its previously announced business combination pursuant to that certain Business Combination Agreement, dated as of July 27, 2020 (as amended, amended and restated, or otherwise modified from time to time, the “Business Combination Agreement”), among dMY (as defined below), Rush Street Interactive, LP (“RSILP”), the Business Combination Sellers (as defined below), dMY Sponsor, LLC (the “Sponsor”), and Rush Street Interactive GP, LLC, in its capacity as the Business Combination Sellers’ Representative (the transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”). As contemplated by the Business Combination Agreement, on the Business Combination Closing Date, dMY Technology Group, Inc. changed its name to Rush Street Interactive, Inc. and RSILP became an indirect subsidiary of Rush Street Interactive, Inc.

Unless the context indicates otherwise, references to “the Company,” “we,” “us” and “our” refer to Rush Street Interactive, Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination.

CERTAIN DEFINED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“Board” means the members of the board of directors of the post-combination company.

“Business Combination” means the acquisitions and transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of July 27, 2020, by and among dMY, RSILP, the Business Combination Sellers, the Sponsor and the Business Combination Sellers’ Representative, as amended and restated by the parties on October 9, 2020 and further amended on December 4, 2020.

“Business Combination Closing” means the closing of the Business Combination.

“Business Combination Closing Date” means December 29, 2020.

“Business Combination Seller” means each of Rush Street Interactive GP, LLC, Greg and Marcy Carlin Family Trust, Gregory Carlin, Rush Street Investors, LLC, Neil Bluhm, NGB 2013 Dynasty Trust, Einar Roosileht, Richard Schwartz and Mattias Stetz.

“Business Combination Sellers’ Representative” means Rush Street Interactive GP, LLC, in its capacity as the Business Combination Sellers’ representative.

“Charter” means the second amended and restated certificate of incorporation of the Company.

“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

“Class B Common Stock” means the Class B Common Stock of the Company, par value $0.0001 per share.

“Class B Common Stock Conversion” means the automatic conversion at the Business Combination Closing of all then-outstanding shares of Class B Common Stock into shares of Class A Common Stock on a one-for-one basis.

“Class V Voting Stock” means the Class V Voting Stock of the Company, par value $0.0001 per share.

“Company” refers (i) before the Business Combination, to dMY and (ii) immediately following the Business Combination, to Rush Street Interactive, Inc., as the context requires.

“DGCL” means the General Corporation Law of the State of Delaware.

“dMY” means, before the Business Combination, dMY Technology Group, Inc.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Holders” means the independent directors of dMY (consisting of Darla Anderson, Francesca Luthi and Charles E. Wert) together with the Sponsor.

“Founder Shares” means the shares of Class B Common Stock purchased by the Sponsor and the following independent directors of the Company: Darla Anderson, Francesca Luthi and Charles E. Wert.

“Investor Rights Agreement” means the agreement, dated as of the Business Combination Closing Date, pursuant to which, among other things, the Sponsor has the right to nominate two directors to the Board and the Business Combination Sellers have the right (i) to nominate the remaining directors of the Board, and (ii) to appoint up to three non-voting board observers to the Board, in each case subject to certain conditions.

“IPO” means the Company’s initial public offering of equity units consummated on February 25, 2020.

“NYSE” means the New York Stock Exchange.

“Private Placement” means the private placement by dMY of 6,600,000 Private Placement Warrants to the Sponsor simultaneously with the closing of the IPO.

“Private Placement Warrants” means the 6,600,000 warrants sold to the Sponsor simultaneously with the closing of the IPO in a Private Placement at a price of $1.00 per warrant. Each Private Placement Warrant was exercisable for one share of Class A Common Stock of the Company at a price of $11.50 per share. All the Private Placement Warrants were exercised on a cashless basis on March 26, 2021.

“Public Warrants” means the warrants issued by dMY to third-party investors in the IPO (whether they were purchased in the IPO or thereafter in the open market). Each Public Warrant was exercisable for one share of Class A Common Stock of the Company at a price of $11.50 per share. All the Public Warrants were exercised or redeemed as of March 25, 2021.

“Retained RSILP Units” means the 160,000,000 RSILP Units that were retained by the Business Combination Sellers pursuant to the Business Combination Agreement.

“RSILP” refers to Rush Street Interactive, L.P., a Delaware limited partnership.

“RSILP A&R LPA” means the Amended and Restated Agreement of Limited Partnership of RSILP.

“RSI GP” means RSI GP, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

“RSILP Units” means the equity interests of RSILP, following the transactions contemplated by the Business Combination.

“RSG” means Rush Street Gaming, LLC, a current affiliate of RSILP.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Limited Partner” means RSI ASLP, Inc., a wholly owned subsidiary of the Company that was formed in connection with the Business Combination.

“Sponsor” means the Company’s sponsor, dMY Sponsor, LLC.

“Warrants” means collectively, the Public Warrants, Private Placement Warrants and Working Capital Warrants.

“Working Capital Warrants” means the warrants issued by the Company to the Sponsor upon the Business Combination Closing in connection with the conversion of certain outstanding loans. All the Working Capital Warrants were exercised on a cashless basis on March 26, 2021.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein that are not purely historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements depend upon events, risks and uncertainties that may be outside of our control. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. You are cautioned that our business and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, our actual results may differ materially from those projected.

Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors” included elsewhere in this prospectus and incorporated by reference. Any statements contained herein that are not statements of historical fact may be forward-looking statements.

·	the ability to maintain the listing of our Class A Common Stock on the NYSE;

·	our ability to raise financing in the future;

·	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

·	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;

·	our public securities’ potential liquidity and trading;

·	the lack of a market for our securities;

·
competition in the online casino, online sports betting and retail sports betting (i.e., such as within a bricks-and-mortar casino) industries is intense and, as a result, we may fail to attract and retain customers, which may negatively impact our operations and growth prospects;

·
economic downturns and political and market conditions beyond our control, including a reduction in consumer discretionary spending, inflation and sports leagues shortening, delaying or cancelling their seasons due to COVID-19, could adversely affect our business, financial condition, results of operations and prospects;

·	our growth prospects may suffer if we are unable to develop successful offerings, if we fail to pursue additional offerings or if we lose any of our key executives or other key employees;

·
our business is subject to a variety of U.S. and foreign laws (including Colombia, Canada and Mexico, where we have business operations), many of which are unsettled and still developing, and our growth prospects depend on the legal status of real-money gaming in various jurisdictions;

·
failure to comply with regulatory requirements or to successfully obtain a license or permit applied for could adversely impact our ability to comply with licensing and regulatory requirements or to obtain or maintain licenses in other jurisdictions, or could cause financial institutions, online platforms and distributors to stop providing services to us;

·
we rely on information technology and other systems and platforms (including reliance on third-party providers to validate the identity and location of our customers and to process deposits and withdrawals made by our customers), and any breach or disruption of such information technology could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, corrupted or stolen;

v

·	our projections, including for revenues, market share, expenses and profitability, are subject to significant risks, assumptions, estimates and uncertainties;

·	the requirements of being a public company, including compliance with the SEC’s requirements regarding internal controls over financial reporting, may strain our resources and divert our attention;

·
we license certain trademarks and domain names to RSG and its affiliates, and RSG’s and its affiliates’ use of such trademarks and domain names, or failure to protect or enforce our intellectual property rights, could harm our business, financial condition, results of operations and prospects;

·
we currently and will likely continue to rely on licenses and service agreements to use the intellectual property rights of third parties that are incorporated into or used in our products and services; and

·
other factors detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Due to the uncertain nature of these factors, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any of these statements to reflect events or circumstances occurring after the date of this prospectus. New factors may emerge, and it is not possible to predict all factors that may affect our business and prospects.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and the documents incorporated by reference herein and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make your investment decision.

The Company

We are a leading online gaming and entertainment company that focuses primarily on online casino and online sports betting in the U.S., Canadian and Latin American markets. Our mission is to engage and delight players by delivering friendly, fun and fair betting experiences. In furtherance of this mission, we strive to create an online community for our customers where we are transparent and honest, treat our customers fairly, show them that we value their time and loyalty, and listen to feedback. We also endeavor to implement industry leading responsible gaming practices and provide our customers with a cutting-edge online gaming platform and exciting, personalized offerings that will enhance their user experience.

We provide our customers an array of leading gaming offerings such as real-money online casino, online sports betting, and retail sports betting (i.e., sports betting services provided at bricks-and-mortar casinos), as well as social gaming, which involves free-to-play games that use virtual credits that customers can earn or purchase. We launched our first social gaming website in 2015 and began accepting real-money bets in the United States in 2016. Currently, we offer real-money online casino, online sports betting and/or retail sports betting in fourteen U.S. states as well as online casino and online sports betting in Colombia, Ontario, Canada and Mexico.

Background, the Business Combination and Corporate Information

Rush Street Interactive, Inc., a Delaware corporation, was initially a blank check company called dMY Technology Group, Inc., which was incorporated as a Delaware corporation on September 27, 2019. dMY was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. dMY completed its initial public offering in February 2020 and prior to the Business Combination, the Company was a “shell company” as defined under the Exchange Act because it had no operations and nominal assets consisting almost entirely of cash.

On July 27, 2020, dMY entered into the Business Combination Agreement with RSILP, the Business Combination Sellers, the Sponsor, and the Business Combination Sellers’ Representative. The parties amended and restated the Business Combination Agreement on October 9, 2020 and further amended the business combination agreement on December 4, 2020. On December 29, 2020, the Business Combination was completed, and the Company became organized in an umbrella partnership–C corporation (“Up-C”) structure, in which substantially all of the assets of the Company are held by RSILP, and the Company’s only assets is its equity interests in RSILP (which is held indirectly through the Special Limited Partner and RSI GP, which is a wholly-owned subsidiaries of the Company). For more information on the Business Combination, see the section entitled “Business Combination.” At the Business Combination Closing, dMY changed its name to “Rush Street Interactive, Inc.”

The mailing address of our principal executive office is 900 N. Michigan Avenue, Suite 950, Chicago, Illinois 60611. Our telephone number is (773) 893-5855. Our website is www.rushstreetinteractive.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of or incorporated by reference into this prospectus.

THE OFFERING

This prospectus relates to the resale from time to time by the Selling Holders of up to 168,321,808 shares of Class A Common Stock. We are not offering any shares for sale under the registration statement of which this prospectus is a part.

Resale of Class A Common Stock

Shares of Class A Common Stock offered by the Selling Holders (including 160,000,000 shares of Class A Common Stock issuable upon conversion of the Retained RSILP Units (and the surrender and cancellation of a corresponding number of shares of Class V Voting Stock), 5,750,000 outstanding shares of Class A Common Stock issued upon the Class B Common Stock Conversion of the Founder Shares, 2,571,808 shares of Class A Common Stock that were issued upon the cashless exercise of the Private Placement Warrants and Working Capital Warrants)
Up to 168,321,808

Use of Proceeds	We will not receive any proceeds from the sale of the Class A Common Stock to be offered by the Selling Holders. See “Use of Proceeds.”

NYSE Ticker Symbol	Class A Common Stock: “RSI”

Risk Factors	See “Risk Factors” and other information incorporated by reference in this prospectus for a discussion of factors you should consider before investing our securities.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Holders will pay any underwriting discounts and commissions and expenses incurred by the Selling Holders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Holders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING HOLDERS

This prospectus relates to the possible offer and resale by the Selling Holders of up to 168,321,808 shares of Class A Common Stock, including 5,750,000 outstanding shares of Class A Common Stock, 2,571,808 shares of Class A Common Stock that were issued upon the cashless exercise of the Private Placement Warrants and Working Capital Warrants, and 160,000,000 shares of Class A Common Stock issuable upon conversion of the Retained RSILP Units (and the surrender and cancellation of a corresponding number of shares of Class V Voting Stock). Following the Business Combination Closing, the Sponsor transferred all of the Private Placement Warrants and Working Capital Warrants to certain members thereof, who subsequently exercised all of those warrants on a cashless basis.

The Selling Holders may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Holders’ interest in the shares of Class A Common Stock after the date of this prospectus such that registration rights shall apply to those securities.

The following table is prepared based on information provided to us by the Selling Holders on or prior to May 19, 2021 and may not reflect subsequent sales by the Selling Stockholders. It sets forth the name and address of the Selling Holders, the aggregate number of shares of Class A Common Stock that the Selling Holders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Holders both before and after the offering. We have based the percentage ownership prior to this offering on 64,056,803 shares of Class A Common Stock, 156,373,584 shares of Class V Voting Stock, and no Warrants, in each case outstanding as of September 27, 2022.

For purposes of the table below, we have assumed that none of the Selling Holders has acquired beneficial ownership of any additional securities during this offering. In addition, we assume that the Selling Holders have not sold, transferred or otherwise disposed of, our securities in any transactions exempt from the registration requirements of the Securities Act.

We cannot advise you as to whether the Selling Holders will in fact sell any or all of such Class A Common Stock. In addition, the Selling Holders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Holders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Holder information for each additional Selling Holder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Holder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Holder and the number of securities registered on its behalf. See “Plan of Distribution” for additional information.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is 900 N. Michigan Avenue, Suite 950, Chicago, Illinois 60611.

Shares of Class A Common Stock

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Holder	Number of Shares	%(1)	Number of Shares	%(1)	Number of Shares	%(1)
Greg Carlin(2)	34,132,645	15.5%	34,132,645	15.5%	-	-
Richard Schwartz(3)(4)	8,269,950	3.8%	8,269,950	3.8%	-	-
Mattias Stetz(3)(5)	2,964,157	1.3%	2,964,157	1.3%	-	-
Einar Roosileht(3)(6)	2,964,157	1.3%	2,964,157	1.3%	-	-
Neil Bluhm(7)	109,049,114	49.5%	109,049,114	49.5%	-	-
Rush Street Interactive GP, LLC(8)	1,362,663	*	1,362,663	*	-	-
Tim Drehkoff(3)	169,523	*	169,523	*	-	-

Daniel S. Kotcher Revocable Trust u/t/a dated December 7, 2012(3)(9)	565,083	*	565,083	*	-	-
Marc E. Arndt Trust(3)	141,271	*	141,271	*	-	-
Paul Wierbicki Declaration of Trust, dated January 31, 2012(3)(10)	144,897	*	141,272	*	3,625	-
Amy C. Close 2006 Living Trust(3)	42,382	*	42,382	*	-	-
J. Peter Cole(3)	42,382	*	42,382	*	-	-
Boyd Reece(3)	42,382	*	42,382	*	-	-
Joe Scibetta(3)	42,382	*	42,382	*	-	-
Scott Wernery(3)	45,117	*	42,382	*	2,735	-
Todd Anderson(3)	28,255	*	28,255	*	-	-
Phil Hellmuth Jr.(11)	165,000	*	165,000	*	-	-
2018 NADA FAMILY TRUST (12)	150,000	*	150,000	*	-	-
Ben T Smith IV(13)	30,000	*	30,000	*	-	-
SuperPosition, L.P.(14)	15,000	*	15,000	*	-	-
Ludwig Mckillp Trust(15)	45,000	*	45,000	*	-	-
Kumars Akhavan(16)	15,000	*	15,000	*	-	-
Quentin Lilly(17)	30,000	*	30,000	*	-	-
AD2101 Inc.(18)	60,000	*	60,000	*	-	-
David Smiddy(19)	15,000	*	15,000	*	-	-
Adam R. Dolinko(20)	15,000	*	15,000	*	-	-
RAH Family Trust(21)	15,000	*	15,000	*	-	-
Paul Bartlett Stephens(22)	30,000	*	30,000	*	-	-
Jose Cobos(23)	45,000	*	45,000	*	-	-
Michael Nefkens(24)	22,500	*	22,500	*	-	-
Roger S. Mertz(25)	30,000	*	30,000	*	-	-
The Brody Family Trust(26)	150,000	*	150,000	*	-	-
The Freedom Revocable Trust dated February 28, 2017(27)	30,000	*	30,000	*	-	-
Gigi Levy Weiss(28)	60,000	*	60,000	*	-	-
Ball Axline Family Trust(29)	15,000	*	15,000	*	-	-
Nicholas Earl(30)	45,000	*	45,000	*	-	-
The John Riccitiello Living Trust(31)	30,000	*	30,000	*	-	-
Darla K Anderson(32)	85,000	*	85,000	*	-	-
Fred Fionocchiaro(33)	80,000	*	80,000	*	-	-
Glazer Capital, LLC(34)	225,000	*	225,000	*	-	-
Diverse Partners LLP(35)	62,500	*	62,500	*	-	-
Derek deSavitch(36)	6,250	*	6,250	*	-	-
Francesca Luthi(37)	65,000	*	65,000	*	-	-
Paul Dacier(38)	140,000	*	140,000	*	-	-
David Lamb(39)	200,000	*	200,000	*	-	-
Robert Stein(40)	40,000	*	40,000	*	-	-
Charles Wert(41)	265,000	*	265,000	*	-	-
RHY 2021 Irrevocable Trust(42)	1,784,375	*	1,784,375	*	-	-
Isalea Investments LP(43)	1,784,375	*	1,784,375	*	-	-

*Less than 1%.

(1) Based upon 64,056,803 shares of Class A Common Stock outstanding and 156,373,584 shares of Class V Voting Stock outstanding, each as of September 27, 2022.

(2) Represents the aggregate number of shares of Class A Common Stock issued or issuable upon the conversion of the Retained RSILP Units and the surrender and cancellation of a corresponding number of shares of Class V Voting Stock held of record by Greg Carlin in his individual capacity, by the Greg and Marcy Carlin Family Trust and the Carlin G3 Trust. Mr. Carlin was previously the Company’s Chief Executive Officer and Vice Chairman.

(3) Represents shares of Class A Common Stock issued or issuable upon the conversion of the Retained RSILP Units and the surrender and cancellation of a corresponding number of shares of Class V Voting Stock.

(4) Mr. Schwartz is the Chief Executive Officer and a member of the Board. Mr. Schwartz was previously the Company’s President.

(5) Mr. Stetz is the Company’s Chief Operating Officer.

(6) Mr. Roosileht is the Company’s Chief Information Officer.

(7) Represents the aggregate number of shares of Class A Common Stock issuable upon the conversion of the Retained RSILP Units and the surrender and cancellation of a corresponding number of shares of Class V Voting Stock held of record by Neil Bluhm in his individual capacity and the NGB 2013 Grandchildren’s Dynasty Trust. Mr. Bluhm is the Company’s Executive Chairman.

(8) Represents shares of Class A Common Stock issuable upon the conversion of the Retained RSILP Units and the surrender and cancellation of a corresponding number of shares of Class V Voting Stock held of record by Rush Street Interactive GP, LLC. Messrs. Bluhm and Carlin are the managers of and control 81% and 19%, respectively, of the voting units in Rush Street Interactive GP, LLC. Mr. Carlin disclaims beneficial ownership of the securities held by Rush Street Interactive GP, LLC except to the extent of his pecuniary interest therein.

(9) Mr. Kotcher is the husband of Judith Gold, a member of the Board.

(10) Mr. Wierbicki is the Chief Legal Officer, General Counsel and a member of the Board.

(11) The address of this Selling Holder is 1101 University Ave, Palo Alto, CA 94301.

(12) Hany Nada is the trustee for this Selling Holder and may be deemed to be the beneficial owner of the shares held by such entity. The address of this Selling Holder is 401 Yale Road, Menlo Park, CA 94025-5230.

(13) The address of this Selling Holder is 217 S Mobile Street, Fairhope, AL 36532.

(14) Justin Choi is the managing member of this Selling Holder and holds voting and dispositive power of the shares and may be deemed to be the beneficial owner of the shares. The address of this Selling Holder is 10 Saint Remy Court, Newport Coast, CA 92657.

(15) Eric Ludwig is the trustee for this Selling Holder and may be deemed to be the beneficial owner of the shares held by such entity. The address of this Selling Holder is 2322 Francisco St., San Francisco, CA 94123.

(16) The address of this Selling Holder is 401 Harrison St., #7C, San Francisco, CA 94105.

(17) The address of this Selling Holder is 6338 Bonsall Drive, Malibu, CA 90256.

(18) Chris Locke is the beneficial owner of this Selling Holder and holds voting and dispositive power of the shares and may be deemed to be the beneficial owner of the shares. The address of this Selling Holder is 12 Prennan Avenue, Toronto, Ontario, M9B 4B6, Canada.

(19) The address of this Selling Holder is 1550 S Sierra Bonita Ave., Los Angeles, CA 90019.

(20) The address of this Selling Holder is 827 Hobary Street, Menlo Park, CA 94025.

(21) Ralph Ho is the trustee for this Selling Holder and may be deemed to be the beneficial owner of the shares held by such entity. The address of this Selling Holder is 10 Mercat Place, Hillsborough, CA 94010.

(22) The address of this Selling Holder is 835 Stony Hill Rd., Tiburon, CA 94920.

(23) The address of this Selling Holder is 520 St. Francis Place, Menlo Park, CA 94025.

(24) The address of this Selling Holder is 1403 Possum Trot Lane, Austin, TX 78703.

(25) The address of this Selling Holder is 110 Glengarry Way, Hillsborough, CA 94010.

(26) Jeff Brody is the trustee for this Selling Holder and may be deemed to be the beneficial owner of the shares held by such entity. The address of this Selling Holder is 210 Park Lane, Atherton, CA 94027.

(27) Dave Baszucki is the trustee for this Selling Holder and may be deemed to be the beneficial owner of the shares held by such entity. The address of this Selling Holder is 221 Erica Way, Portola Valley, CA 94028.

(28) The address of this Selling Holder is 7 Haprachim at, Rishpon, Israel 46915.

(29) Eric Ball is the trustee for this Selling Holder and may be deemed to be the beneficial owner of the shares held by such entity. The address of this Selling Holder is 2023 Gordon Avenue, Menlo Park, CA 94025.

(30) The address of this Selling Holder is 506 Mill St., San Francisco, CA 94114.

(31) John Riccitiello is the trustee for this Selling Holder and may be deemed to be the beneficial owner of the shares held by such entity. The address of this Selling Holder is 301 Mission St., #49B, San Francisco, CA 94105.

(32) This Selling Holder served as a member of dMY’s board of directors until the Business Combination Closing. The address of this Selling Holder is 4478 Paradise Drive, Tiburon, CA 94920.

(33) The address of this Selling Holder is 20 North Raymond Ave, STE 350, Pasadena, CA 91103.

(34) Glazer Capital, LLC is the general partner (the “GP”) of this Selling Holder and Paul J. Glazer is the managing member of the GP and holds voting and dispositive power of the shares and may be deemed to be the beneficial owner of the shares. The address of this Selling Holder is 250 W. 55th St., Suite 30A, New York, NY 10019.

(35) Diverse Capital Partners, LLC is the general partner (“DCP GP”) of this Selling Holder and Michael Castaldy is the co-managing member of DCP GP and holds voting and dispositive power of the shares and may be deemed to be the beneficial owner of the shares. The address of this Selling Holder is 16 Madison Square West, 12th Floor, New York, NY 10010.

(36) The address of this Selling Holder is 47 Post Crossing, Unit A, Southampton, NY 11968.

(37) This Selling Holder served as a member of dMY’s board of directors until the Business Combination Closing. The address of this Selling Holder is 7 Red Hawk Lane, Park City, UT 84098.

(38) The address of this Selling Holder is 92 Woodland St. Sherborn, MA 01770.

(39) The address of this Selling Holder is 801 Via Lido Nord, Newport Beach, CA 92663.

(40) The address of this Selling Holder is c/o Charles Wert, 237 Via Ithaca, Newport Beach, CA 92663.

(41) This Selling Holder served as a member of dMY’s board of directors until the Business Combination Closing. The address of this Selling Holder is 237 Via Ithaca, Newport Beach, CA 92663.

(42) Harry You is the investment advisor for this Selling Holder and may be deemed to be the beneficial owner of the shares held by such entity. Mr. You was previously a member of the Board and also served as dMY’s chairman until the Business Combination Closing. The address of this Selling Holder is c/o A. Kanyuk, McDonald and Kanyuk, 7 Hills Avenue, Concord, NH 03301.

(43) Niccolo de Masi is the managing member of this Selling Holder and holds voting and dispositive power of the shares and may be deemed to be the beneficial owner of the shares. Mr. de Masi is a member of the Board and also served as dMY’s chief executive officer until the Business Combination Closing. The address of this Selling Holder is 2800 Warren St., Austin, TX 78703.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Holders or their permitted transferees of up to 168,321,808 shares of Class A Common Stock.

The Selling Holders may offer and sell, from time to time, their respective shares of Class A Common Stock covered by this prospectus. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their securities by one or more of, or a combination of, the following methods:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any Selling Holder to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	by pledge to secured debts and other obligations;

•	to or through underwriters or agents;

•	“at the market” or through market makers or into an existing market for the securities; or

•	any other method permitted pursuant to applicable law.

The Selling Holders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Holders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.

Subject to certain contractual restrictions between us and the Selling Holders, the Selling Holders may enter into various transactions with respect to our securities. The Selling Holders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The securities may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Holders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Holders. The Selling Holders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Holders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Holders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The Selling Holders party to the Investor Rights Agreement have agreed, and the other Selling Holders may agree, to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Holders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Holders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Holders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Any Selling Holder that is an entity, as well as corresponding limited partners, as applicable, may elect to make a pro rata in-kind distribution of the shares to its members, partners, shareholders or other equityholders pursuant to the registration statement of which this prospectus is a part. Such members, partners, shareholders or equityholders would thereby receive freely tradeable ordinary shares pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares acquired in the distribution. The Selling Holders may make gifts of the shares covered by the registration statement of which this prospectus is a part. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our Class A Common Stock, which we refer to as our securities, to Non-U.S. Holders (as defined below). This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities that will hold our securities as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our securities and any consideration received by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our Class A Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to our Class A Common Stock;

•	persons holding our Class A Common Stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•	tax-exempt entities;

•	controlled foreign corporations; and

•	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

As used herein, the term “Non-U.S. holder” means a beneficial owner of our Class A Common Stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our Class A Common Stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES TO NON-U.S. HOLDERS. EACH PROSPECTIVE INVESTOR IN OUR CLASS A COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Taxation of Distributions.

In general, any distributions we make to a Non-U.S. holder of shares of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.

A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock unless:

•
the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A Common Stock, and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not anticipate becoming a United States real property holding corporation.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of our Class A Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes.

Provisions commonly referred to as “FATCA” generally impose withholding of 30% on payments of dividends on our Class A Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our Class A Common Stock.

DESCRIPTION OF REGISTERED SECURITIES

The following summary of certain provisions of our securities does not purport to be complete. You should refer to our Charter and Bylaws and each of the other documents referenced herein, which are attached as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the DGCL, as applicable.

As of September 28, 2022, we had one class of securities registered under Section 12 of the Exchange Act: our Class A Common Stock.

Authorized and Outstanding Stock

Our Charter authorizes the issuance of 951,000,000 shares, consisting of:

•	1,000,000 shares of preferred stock, par value $0.0001 per share;

•	750,000,000 shares of Class A Common Stock, par value $0.0001 per share; and

•	200,000,000 shares of Class V Voting Stock, par value $0.0001 per share.

Common Stock

Class A Common Stock

Voting Rights. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A Common Stock will vote together with holders of Class V Voting Stock as a single class on all matters presented to the stockholders of the Company for their vote or approval. Except as described below, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such securities, to vote thereon pursuant to the Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Pursuant to the Charter (i) the vote of holders of Class A Common Stock will not be required to amend, alter, change, add to or repeal the Bylaws so long as any such amendment, alteration, change, addition or repeal is consistent with Delaware law or the Charter and, in each case, subject to the rights of the parties to the Investor Rights Agreement, (ii) for so long as the Business Combination Sellers and their permitted transferees (as defined in the Investor Rights Agreement, the “Permitted Transferees”) beneficially own, in the aggregate, 40% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, and without limiting any of the rights of the parties to the Investor Rights Agreement, the vote of a majority of the total voting power of the outstanding shares of Company stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent with the Bylaws, (iii) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, less than 40% of the voting power of the stock of the Company entitled to vote generally in the election of directors, and without limiting any of the rights of the parties to the Investor Rights Agreement, the vote of holders of at least 66 2/3% of the total voting power of the outstanding shares of Company stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent with the Bylaws, (iv) a vote of at least 80% of the total voting power of the Company’s stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, add to or repeal any of the provisions in Article X (Competition and Corporate Opportunities) of the Charter, and (v) without limiting clause (iv), at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, 40% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, and without limiting any of the rights of the parties to the Investor Rights Agreement, the vote of holders of at least 66 2/3% of the total voting power of the outstanding shares of Company stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision in Article V (Bylaws), Article VI (Board of Directors), Article VII (Consent of Stockholders in Lieu of Meeting, Annual and Special Meetings of Stockholders), Article VIII

(Liability; Indemnification), Article IX (DGCL 203), Article XII (Forum) and Article XIII (Amendments) of the Charter or to adopt any provision inconsistent therewith.

In addition, (i) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, 40% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock not having less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, less than 40% of the voting power of the stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any written consent; provided that, any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided in the applicable certificate of designation relating to such series of preferred stock.

Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.

Liquidation, Dissolution and Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A Common Stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having preference over the Class A Common Stock, then outstanding, if any.

Other Matters and Rights. The holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock will be subject to those of the holders of any shares of preferred stock of the Company that the Company may issue in the future.

Class V Voting Stock

Voting Rights. Each holder of Class V Voting Stock is entitled to one vote for each share of Class V Voting Stock held by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class V Voting Stock will vote together with holders of Class A Common Stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Except as described below, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V Voting Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such securities, to vote thereon pursuant to the Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Pursuant to the Charter (i) the vote of holders of Class V Voting Stock will not be required to amend, alter, change, add to or repeal the Bylaws so long as any such amendment, alteration, change, addition or repeal is consistent with Delaware law or the Charter and, in each case, subject to the rights of the parties to the Investor Rights Agreement, (ii) for so long as the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, 40% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, and without limiting any of the rights of the parties to the Investor Rights Agreement, the vote of a majority of the total voting power of the outstanding shares of Company stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent with the Bylaws, (iii) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, less than 40% of the voting power of the stock of the Company entitled to vote generally in the election of directors, and without limiting any of the rights of the parties to the Investor Rights Agreement, the vote of holders of at least 66 2/3% of the total voting power of the outstanding shares of Company stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent with the Bylaws, (iv) a vote of at least 80% of the total voting power of the Company’s stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, add to or repeal any of the provisions in Article X (Competition and Corporate Opportunities) of the Charter, and (v) without limiting clause (iv) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, 40% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, and without limiting any of the rights of the parties to the Investor Rights Agreement, the vote of holders of at least 66 2/3% of the total voting power of the outstanding shares of Company stock entitled to vote generally in the election of directors, voting together as a single class, is required in order for the stockholders of the Company to alter, amend, repeal or rescind, in whole or in part, any provision in Article V (Bylaws), Article VI (Board of Directors), Article VII (Consent of Stockholders in Lieu of Meeting, Annual and Special Meetings of Stockholders), Article VIII (Liability; Indemnification), Article IX (DGCL 203), Article XII (Forum) and Article XIII (Amendments) of the Charter or to adopt any provision inconsistent therewith.

In addition, (i) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, 40% or more of the voting power of the stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock not having less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) at any time when the Business Combination Sellers and their Permitted Transferees beneficially own, in the aggregate, less than 40% of the voting power of the stock of the Company entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any written consent; provided that, any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided in the applicable certificate of designation relating to such series of preferred stock.

Dividend Rights. The holders of the Class V Voting Stock will not participate in any dividends declared by the Board.

Liquidation, Dissolution and Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class V Voting Stock are not entitled to receive any assets of the Company.

Other Matters and Rights. The holders of shares of Class V Voting Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class V Voting Stock.

Issuance and Retirement of Class V Voting Stock. In the event that any outstanding share of Class V Voting Stock ceases to be held directly or indirectly by certain holders thereof, such share will automatically be transferred to the Company for no consideration and thereupon will be retired. The Company will not issue additional shares of Class V Voting Stock after the adoption of the Charter other than in connection with the valid issuance or transfer of a Class A common unit of Rush Street Interactive, LP in accordance with the governing documents of the Company.

Preferred Stock

The Charter authorizes the Board to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of the common stock of the Company. The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of the common stock of the Company by restricting dividends on the Class A Common Stock, diluting the voting power of the Class V Voting Stock or subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A Common Stock.

Dividends

The payment of future dividends on the shares of Class A Common Stock will depend on the financial condition of the Company and will be subject to the discretion of the Board. There can be no guarantee that cash dividends will be declared. The ability of the Company to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by the Company or any of its subsidiaries from time to time.

The Company is a holding company with no material assets other than its interests in the Special Limited Partner (whose sole asset is the RSILP Units) and RSI GP.

The RSILP A&R LPA provides that pro rata cash distributions be made to holders of RSILP Units (including the Special Limited Partner) at certain assumed tax rates, which we refer to as “tax distributions.” See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Agreements — RSILP A&R LPA.” In addition, the Tax Receivable Agreement provides that the Special Limited Partner will pay to the Business Combination Sellers of 85% of the net income tax savings realized by the Company and its consolidated subsidiaries (including the Special Limited Partner) as a result of the increase in tax basis and certain other tax benefits related to the transactions contemplated under the Business Combination Agreement and the exchange of Retained RSILP units for Class A Common Stock (or cash) pursuant to the RSILP A&R LPA and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement (as more fully described in the Tax Receivable Agreement). The Company anticipates that the tax distributions the Special Limited Partner will receive from RSILP may, in certain periods, exceed the Company’s and its consolidated subsidiaries’ (including the Special Limited Partner’s) actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on the Class A Common Stock. The Company will have no obligation to distribute such cash (or other available cash other than any declared dividend or in connection with the Tax Receivable Agreement) to its stockholders. We also expect, if necessary, to undertake certain actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding RSILP Units to maintain one-for-one parity between RSILP Units held by the Special Limited Partner and shares of Class A Common Stock. See the risk factor entitled “Risk Factors — Risks Related to the Business Combination — The only principal asset of the Company is its interests in RSILP (held through the Company’s wholly-owned subsidiaries), and accordingly it depends on distributions from RSILP to pay taxes and expenses.”

Investor Rights Agreement

At the Business Combination Closing, the Company, Business Combination Sellers, the Founder Holders, and the Business Combination Sellers’ Representative entered into the Investor Rights Agreement, pursuant to which, among other things, (i) the Company and the Founder Holders agreed to terminate the Registration Rights Agreement, dated as of February 20, 2020, entered into by them in connection with the Company’s initial public offering, (ii) the Sponsor has the right to nominate up to two directors to the Board (based on the Sponsor’s and its permitted transferees’ beneficial ownership of Class A Common Stock as of the date of this prospectus, the Sponsor has the right to designate one individual for such purpose) and the Business Combination Sellers’ Representative has the right to nominate the remaining directors of the Board (based on the Business Combination Sellers’ and their permitted transferees’ beneficial ownership of Class A Common Stock as of the date of this prospectus, the Business Combination Sellers’ Representative has the right to designate seven individuals for such purpose), and the Business Combination Sellers’ Representative has the right to appoint up to three non-voting board observers to the Board, in each case subject to certain conditions, (iii) the Company provided the Business Combination Sellers and the Sponsor certain registration rights with respect to the shares of Class A Common Stock held by the Business Combination Sellers and the Sponsor, (iv) the Founder Holders and the Business Combination Sellers agreed not to transfer, sell, assign or otherwise dispose of the shares of Class A Common Stock and the RSILP Units held by such person for up to 12 months following the Business Combination Closing (with respect to the Founder Holders) and 180 days following the Business Combination Closing (with respect to the Business Combination Sellers), in each case, subject to certain exceptions pursuant to and in accordance with the Business Combination Agreement, and (v) the Amended Insider Letter was deemed amended to remove the 12-month lock-up period contained therein applicable to the Founder Holders, Niccolo de Masi and Harry You.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Charter and Bylaws

The Charter, Bylaws, the Investor Rights Agreement and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our Board will be empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and the Company’s advance notice provisions in our Bylaws will require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Exclusive Forum

The Charter requires, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or Company stockholder to us or to our stockholders, (iii) any action asserting a claim against us, our directors, officers, other employees or Company stockholders arising pursuant to any provision of the DGCL, the Charter or our Bylaws, or (iv) any action asserting a claim against us, our directors, officers, other employees or Company stockholders governed by the internal affairs doctrine under Delaware law shall be brought, to the fullest extent permitted by law, solely and exclusively in the Court of Chancery in the State of Delaware; provided, however, that, in the event that the Court of Chancery in the State of Delaware lacks subject matter jurisdiction over any such actions, the Charter provides that the sole and exclusive forum shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant.

In addition, the Charter requires, unless we consent in writing to the selection of an alternative forum, that the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This provision in the Charter does not address or apply to claims that arise under the Exchange Act; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Redemption Rights and Transfer Restrictions with Respect to Capital Stock Held by Unsuitable Persons and Their Affiliates

The Company’s authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

The Charter provides that any equity interests of the Company owned or controlled by an unsuitable person or its affiliates will be subject to mandatory sale and transfer to either us or one or more third party transferees and in such number and class(es)/series of equity interests as determined by the Board in good faith (following consultation with reputable outside and independent gaming regulatory counsel) pursuant to a resolution adopted by a majority of the directors of the Board.

Our gaming activities are regulated by gaming authorities in each jurisdiction in which we operate. To operate in any given gaming jurisdiction, we and our directors, officers, certain other key employees and, in certain cases, our significant stockholders, must be found suitable by the relevant gaming authority. Gaming authorities typically have broad discretion in determining whether an applicant is suitable to conduct or be associated with gaming activities within a given jurisdiction. Though criteria for suitability varies by jurisdiction, such criteria generally include (among other things) an evaluation of the applicant’s reputation for good character, criminal and financial history and character of those with whom the applicant associates. Our association with individuals or entities that are or are likely to be deemed unsuitable in any particular jurisdiction would present risk to our ability to obtain or maintain the gaming license we need to operate in such jurisdiction.

LEGAL MATTERS

Kirkland & Ellis LLP has passed upon the validity of the Class A Common Stock of the Company offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Reports on Form 10-K, as of December 31, 2021 and 2020, and for the years then ended, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.rushstreetinteractive.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 7, 2022 (our “2021 Annual Report”);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed on May 6, 2022;

•	Our Current Report on Form 8-K, filed on June 7, 2022;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed on August 5, 2022; and

•
The description of our securities registered under Section 12 of the Exchange Act, filed as Exhibit 4.2 to our 2021 Annual Report, and any subsequent amendment or any report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all applicable filings filed after the date of the initial registration statement (of which this prospectus forms a part) and prior to its effectiveness and all applicable filings filed after the date of this prospectus and prior to the completion of an offering of securities under this prospectus.

We have filed with the SEC this registration statement under the Securities Act of 1933, as amended, covering the shares of Class A Common Stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.rushstreetinteractive.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Rush Street Interactive, Inc.
900 N. Michigan Avenue, Suite 950
Chicago, IL 60611
Attention: Corporate Secretary
Telephone: (312) 915-2815

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

10,000,000 Shares
Rush Street Interactive, Inc.
Class A Common Stock
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PROSPECTUS SUPPLEMENT

Joint Bookrunning Managers
Wells Fargo Securities	Morgan Stanley

Jefferies	Craig-Hallum	Macquarie Capital
Needham & Company	Oppenheimer & Co.

Co-Managers
Benchmark, a StoneX Company	Citizens Capital Markets	Oakvale Capital LLP
_____________________
May 5, 2026

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